SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32 nd Floor
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

July 20, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: U.S. ENERGY INITIATIVES CORPORATION

FORM SB-2/A REGISTRATION STATEMENT (FILE NO 333-144105)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2, (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), filed by U.S. ENERGY INITIATIVES CORPORATION a Georgia corporation (the "Company"), with the Securities and Exchange Commission, pursuant to which an aggregate of 30,000,000 shares of common stock are being registered for resale.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP Sichenzia Ross Friedman Ference LLP